Exhibit 99.1

FOR IMMEDIATE RELEASE

Tengasco Announces Change of Independent Auditors

KNOXVILLE, Tenn., June 6, 2005 — Tengasco, Inc. (Amex: TGC) announced today that the Audit Committee of the Company’s Board of Directors engaged Rodefer Moss & Co, PLLC (“Rodefer Moss”) which has one of its offices in Knoxville, Tennessee as its new independent auditors as of May 31, 2005. Pursuant to its review of outside audit requirements, the Audit Committee of the Board of Directors of the Company had requested proposals for its independent auditor services. Pursuant to the award of services to Rodefer Moss, the Company dismissed BDO Seidman LLP with one of its offices in Atlanta, Georgia as its independent auditor on May 31, 2005.

Forward-looking statements made in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties which may cause actual results to differ from anticipated results, including risks associated with the timing and development of the Company’s reserves and projects as well as risks of downturns in economic conditions generally, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact: Jeffrey R. Bailey, President

865-523-1124